       As filed with the Securities and Exchange Commission on February 5, 1997

                                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
     (Address of Principal Executive Offices)                 (Zip Code)

         Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan
              (formerly known as the 1990 Long-Term Incentive Plan)
                            (Full Title of the Plan)

          James H. Agger, Vice President, General Counsel and Secretary Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown,
                                  PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 Title of securities              Amount to be       Proposed maximum           Proposed maximum           Amount of
  to be registered                 registered      offering price per share   aggregate offering price   registration fee(1)
  ----------------                 ----------      ------------------------   ------------------------   -------------------
Common Stock, par value $1

1997 Fair Market Value Options        876,359            $  58.13                  $50,942,748.67          $    15,437.20
                                    ---------            --------                  --------------          --------------

1997 Premium Options                  319,900            $  72.00                  $23,032,800.00          $     6,979.64
                                    ---------            --------                  --------------          --------------

1997 Performance Shares                73,750            $  71.00                  $ 5,236,250.00          $     1,586.74
                                    ---------            --------                  --------------          --------------

TOTAL                               1,270,009                                      $79,211,798.67          $    24,003.58
                                    =========            ========                  ==============          ==============


--------------
(1)The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of Options, the stated exercise price of such Options, and, in the case of Performance Shares, the average of the reported high and low sale prices of shares of Common Stock on January 30, 1997 (i.e., $71.00 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1997 Long-Term Incentive Plan (the "Plan"), formerly known as the 1990 Long-Term Incentive Plan. These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-57023 and 33-65117 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57023 and 33-65117 are incorporated herein by reference.


                                    EXHIBITS

23.   Consent of Arthur Andersen LLP.

24.   Power of Attorney.


                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 5th day of February, 1997.

                                          AIR PRODUCTS AND CHEMICALS, INC.
                                            (Registrant)


                                          By:  /s/ James H. Agger
                                             ------------------------------
                                               James H. Agger*
                                               Vice President, General Counsel
                                               and Secretary

-----------------
* James H. Agger, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                      Title                       Date
         ---------                      -----                       ----
                             Director, Chairman of the
                             Board and Chief Executive
   /s/ Harold A. Wagner      Officer (Principal          February 5, 1997
--------------------------   Executive Officer)
      Harold A. Wagner

                             Vice President - Finance
   /s/ Arnold H. Kaplan      (Principal Financial        February 5, 1997
--------------------------   Officer)
      Arnold H. Kaplan

                             Corporate Controller
   /s/ Paul E. Huck          (Principal Accounting       February 5, 1997
--------------------------   Officer)
      Paul E. Huck


             *               Director                    February 5, 1997
--------------------------
      Dexter F. Baker


                             Director                    February 5, 1997
--------------------------
      Tom H. Barrett


             *               Director                    February 5, 1997
--------------------------
      L. Paul Bremer III


             *               Director                    February 5, 1997
--------------------------
      Robert Cizik


             *               Director                    February 5, 1997
--------------------------
      Ruth M. Davis


                             Director                    February 5, 1997
--------------------------
      Edward E. Hagenlocker


             *               Director                    February 5, 1997
--------------------------
      Joseph J. Kaminski

         Signature                      Title                Date
         ---------                      -----                ----

               *                     Director             February 5, 1997
----------------------------
      Terry R. Lautenbach


               *                     Director             February 5, 1997
----------------------------
      Ruud F. M. Lubbers


               *                     Director             February 5, 1997
----------------------------
      Takeo Shiina


               *                     Director             February 5, 1997
----------------------------
      Lawrason D. Thomas

                                  EXHIBIT INDEX



    23.   Consent of Arthur Andersen LLP

    24.    Power of Attorney

                                       6